Exhibit (23)(a)
Consent of Independent Registered Public Accounting Firm
Board of Directors
Wachovia Corporation
     We consent to the use of our reports dated February 23, 2007, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the Wachovia Corporation 2006 Annual Report and incorporated by reference in Wachovia Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-144157 of Wachovia Corporation, and to the reference to our firm under the heading “Experts” in the registration statement.
     Our report refers to the fact that Wachovia Corporation changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.
/s/ KPMG LLP
Charlotte, North Carolina
September 28, 2007

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